Exhibit 24.1

Each person whose signature appears below constitutes and appoints WU Yiting as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Wu Yiting*	President, chief executive officer and director	May 22 , 2008
Wu Yiting	(Principal executive officer)

/s/ Wu Yaxu*	Chief financial officer and director	May 22 , 2008
Wu Yaxu	(Principal financial and accounting officer)

/s/ Yu Hao*	Director	May 22 , 2008
Yu Hao

/s/ Zhang Ning*	Director	May 22 , 2008
Zhang Ning

/s/David Yaudoon Chiang	Director	May 22 , 2008
David Yaudoon Chiang

/s/David Oldridge	Director	May 22 , 2008
David Oldridge

/s/ Jibrin Issa Jibrin AlJibrin*	Director	May 22 , 2008
Jibrin Issa Jibrin AlJibrin

* These directors signed the power of attorney on the signature page of amendment no. 2.